Exhibit 10.40
LEASE NOVATION AGREEMENT (CAC [     ]), dated as of December 15, 2010 (this “Agreement”), among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a US national banking association, not in its individual capacity but solely as Owner Trustee (“Existing Lessor”), THUNDERBIRD [   ] LEASING LIMITED, a Mauritius company (“New Lessor”), and SOUTH AFRICAN AIRWAYS (PTY) LTD., a South African private limited liability company (“Lessee”).
RECITALS
Pursuant to Lease Agreement (CAC [     ]), dated as of December 16, 2009 (as previously amended and supplemented, the “Lease Agreement”), between Existing Lessor, as lessor, and Lessee, as lessee, in respect of one Airbus A330-200 aircraft with manufacturer’s CAC [   ] and manufacturer’s serial number [     ] (the “Aircraft”), Existing Lessor agreed to lease and Lessee agreed to take on lease the Aircraft upon the terms and conditions set out therein.
Existing Lessor and New Lessor desire that Existing Lessor transfer to New Lessor by novation the Lease Agreement, and Lessee is willing to agree to such novation, in each case upon the terms and conditions contained herein.
AGREEMENT
In consideration of the foregoing premise, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS AND CONSTRUCTION
The capitalized terms used in this Agreement shall have the respective meanings ascribed thereto below:
“Effective Time” means the acceptance of the Aircraft by Lessee from New Lessor, as evidenced by Lessee’s execution of the Acceptance Certificate.
“Novated Lease” means the Lease Agreement as novated and amended by this Agreement.
Capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to them in the Lease Agreement.
The provisions of Part II of Schedule 1 to the Lease Agreement shall apply to this Agreement as if set out herein in full and as if references therein to “this Agreement” were references to this Agreement.
2. NOVATION
As and with effect from the Effective Time:
(1)	Lessee releases Existing Lessor from Existing Lessor’s obligations, duties and liabilities to Lessee under the Lease Documents to the extent related to the period, and which arise, after the Effective Time;

(2)	Existing Lessor releases Lessee from Lessee’s obligations, duties and liabilities to Existing Lessor under the Lease Documents and Existing Lessor agrees that it has no further rights under the Lease Documents, in each case, to the extent related to the period, and which arise, after the Effective Time;

(3)	New Lessor agrees with Lessee to assume the rights, obligations, duties and liabilities of Existing Lessor under the Lease Documents, to the extent related to the period, and which arise, after the Effective Time;

(4)	Lessee consents to and accepts the assumption by New Lessor of Existing Lessor’s rights, obligations, duties and liabilities under the Lease Documents;

(5)	Lessee agrees that it will not assert against New Lessor any claim or defense that it may have or have had against Existing Lessor under the Lease Documents related to the period or arising prior to the Effective Time; and

(6)	Lessee agrees with New Lessor to perform its obligations under the Lease Documents (as amended and supplemented by this Agreement) in favor of New Lessor, each of the foregoing events and agreements being conditional on, and taking effect simultaneously with, the others.
The Existing Lessor, New Lessor and Lessee accordingly agree that, as and with effect from the Effective Time (subject to the satisfaction, or the waiver in accordance with Section 5.3, of the conditions precedent set out in Sections 5.1 and 5.2), the Lease Agreement shall be novated to New Lessor with the effect of constituting a new agreement in the form of the Novated Lease between New Lessor, as lessor and Lessee, as lessee.
Without prejudice to the rights of New Lessor or Lessee hereunder or under the Novated Lease, Lessee and Existing Lessor agree that, in respect only of any losses, liabilities or claims suffered or incurred by either of them in respect of the part of the Lease Period prior to the Effective Time, each shall have the same rights and remedies against each other as it would have had if Existing Lessor had remained the “Lessor” under the Lease Documents and this Agreement had not been executed. The New Lessor shall not be responsible to Lessee in respect of any such losses, liabilities or claims nor shall Lessee exercise any set off or counterclaim against New Lessor in respect of any such losses, liabilities or claims.
3. NEW LESSOR’S AGREEMENTS
Prior to the earlier of (x) the Effective Time and (y) January 31, 2011, New Lessor will deliver to Lessee:
(1)	A guarantee issued by Aircastle Holding Corporation Limited in the same form as delivered by Aircastle Holding Corporation Limited to Lessee on December 16, 2009, but guaranteeing the obligations of New Lessor;

(2)	An officer’s certificate certifying that (a) Aircastle Holding Corporation Limited has a net worth of at least $US$30,000,000 and (b) the accuracy of an attached balance sheet for Aircastle Holding Corporation Limited, which attached balance sheet will show that Aircastle Holding Corporation Limited has a tangible net worth of at least $US$30,000,000.
Further, New Lessor confirms to Lessee that:
(1)	So long as no Event of Default shall have occurred and be continuing, none of Owner, New Lessor or any Person validly claiming by or through Owner or New Lessor shall violate Lessee’s quiet enjoyment of the use, operation and possession of the Aircraft and rights thereto under this Lease Agreement;

(2)	Lessee’s obligations under the Operative Documents shall not, as measured at the Effective Time, increase as a consequence of the novation contemplated hereby (other than in respect of Taxes, which are addressed in Schedule 6 to the Lease Agreement) and Lessee’s rights and benefits under the Operative Documents shall not, as measured at the Effective Time, be diminished as a consequence of the novation contemplated hereby. Neither a change in the Person or Persons to whom, or for whose benefit, Lessee performs its obligations under the Operative Documents, nor an increase in the number of, or change in the nature of, beneficiaries under any indemnification, insurance or other obligation shall, in each case, constitute by itself or in the aggregate an increase in the obligations of Lessee under the Operative Documents; and

(3)	New Lessor shall reimburse (or cause to be reimbursed) to Lessee promptly upon invoice Lessee’s reasonable out-of-pocket expenses actually incurred in connection with co-operating with Existing Lessor and New Lessor in relation to any such transfer or proposed transfer referred to in this Agreement (such costs to include the fees and expenses of Skadden and, if any, Lessee’s Mauritius counsel), provided that such expenses are substantiated to New Lessor’s reasonable satisfaction and provided further that no Event of Default has occurred and is continuing.

(4)	Other than the execution and delivery of this Agreement, and the performance of the obligations set forth herein, Existing Lessor and New Lessor do not require Lessee to execute or deliver any other documents or assurances, or take any other action, in each case pursuant to Section 14.1 of the Lease Agreement, to establish or protect the rights and remedies created or intended to be created in favor of the New Lessor.
3. LEASE AMENDMENT
As of, and with effect from, the Effective Time the Lease Agreement, as novated hereby, will be amended as follows:
(1)	the expression “Lessor” wherever it appears in each of the Lease Documents will be treated as though it referred to New Lessor to the exclusion of Existing Lessor;

(2)	where the context so permits, the expression “this Agreement” wherever it appears in the Lease Agreement will be treated as though it referred to the Lease Agreement as novated and amended hereby;

(3)	clause (a) of Section 5.1(1) will be amended and restated as follows:

(a) is a company duly organized under the Laws of the Lessor Jurisdiction

(4)	the definition of “Business Day” in Part I of Schedule 1 will be amended and restated as follows:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Johannesburg, New York and Port Louis.

(5)	the definition of “Lessor Jurisdiction” in Part I of Schedule 1 will be amended and restated as follows:

“Lessor Jurisdiction” means Mauritius.

(6)	the definition of “Other Aircraft” in Part I of Schedule 1 will be amended and restated as follows:

“Other A330 Aircraft” means the other five A330-200 aircraft (CAC [ ], CAC [ ], CAC [ ], CAC [ ], CAC [ ]) subject to lease agreements, dated as of the date hereof, between Lessee and Affiliates of Lessor.

(7)	the definition of “Indemnified Party” in Part I of Schedule 1 will be amended and restated as follows:

“Indemnified Party” means Lessor, Owner, Remarketing Servicers, Administrative Agent, any backup remarketing servicer, each Financing Party, Manufacturing Inspector and the successors and permitted transferees and assigns of each of the foregoing, and the directors, officers, corporate stockholders, partners, employees, contractors, servants and agents of each of the foregoing.

(8)	Section 1.6 of Schedule 2 will be amended and restated as follows:
(1)	In the case of the Airframe, in the upper sill of the left-hand forward entry door, adjacent to Airframe Manufacturer’s plate, “THIS AIRCRAFT IS OWNED BY THUNDERBIRD [ ]

LEASING LIMITED AND IS HELD UNDER LEASE BY SOUTH AFRICAN AIRWAYS (PTY) LTD.”

(2)	In the case of each Engine, in a clearly visible place in close proximity to the manufacturer’s plate, “THIS ENGINE IS OWNED BY THUNDERBIRD [ ] LEASING LIMITED AND IS HELD UNDER LEASE BY SOUTH AFRICAN AIRWAYS (PTY) LTD.”
(9)	the Lessor’s notice details in Schedule 5 will be amended and restated as follows:

Thunderbird [ ] Leasing Limited
c/o Aircastle Advisor LLC
300 First Stamford Place
Fifth Floor
Stamford CT 06902 USA

Fax: +1 (917) 591-9106
Attention: Lease Management
4. REPRESENTATIONS AND WARRANTIES
4.1 Lessee’s Representations to New Lessor
Lessee represents and warrants to New Lessor as of the Effective Time that Lessee’s representations and warranties in Section 5.2 of the Lease Agreement are true and correct including with respect to the Lease Agreement as amended hereby and with this Agreement as an Operative Document.
4.2 New Lessor’s Representations
New Lessor represents and warrants to Lessee as of the Effective Time that the representations and warranties in Section 5.1 of the Lease Agreement are true and correct including with respect to the Lease Agreement as amended hereby and with this Agreement as an Operative Document.
5. MISCELLANEOUS
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.
The provisions of Sections 16, 17, 18.2 to 18.4, and 19 of the Lease Agreement shall apply to this Agreement mutatis mutandis.
This Agreement is an “Operative Document” for purposes of the Lease Agreement.
IN WITNESS whereof the parties hereto or their duly authorized representatives have executed this Agreement on the date written above.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Owner Trustee

By:
Name:
Title:

THUNDERBIRD [ ] LEASING LIMITED

By:
Name:
Title:

SOUTH AFRICAN AIRWAYS (PTY) LTD.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title: